SAINT PETER'S UNIVERSITY
JERSEY CITY, NEW JERSEY

SERVICES AGREEMENT

This Services Agreement (the "**Agreement**"), dated as of 5-1-2014, (the "**Effective Date**") is made between SAINT PETER'S UNIVERSITY, a New Jersey non-profit corporation, having its principal place of business at 2641 John F. Kennedy Boulevard (the "**University**") and America Education Center, a ________________ with an address at 17 Battery Place 300, NY 10004 (the "**Contractor**").

RECITALS

A. The purpose of this Agreement is to establish Contractor as a non-exclusive basis for the marketing and promotion of the University to prospective candidates for admission as students to the University.

B. This Agreement sets forth the rights that Contractor will enjoy, the responsibilities that Contractor assumes in consideration of its receipt of these rights, and the respective conditions, rights and obligations of University and Contractor that apply to this Agreement.

C. University has entered into this Agreement in reliance on Contractor's integrity and ability and expressed intention to deal fairly with University and its prospective students of the University.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledges, intending to be legally bound, the parties agree as follows:

I. Appointment of Contractor. Subject to the terms and conditions of this Agreement, University appoints Contractor as a non-exclusive independent contractor to market the University educational programs, as identified by the University (each a "**Program**" and collectively the "**Programs**"). Contractor accepts such appointment and agrees to comply with the terms and to perform all conditions in this Agreement.

II. Solicitation of Prospective Students.

a. Contractor shall solicit prospective students to apply for admission to the Programs of the University. Contractor shall solicit only full time student candidates that meet the criteria established by University (the "**Student Requirements**"). The parties agree that the Student Requirements may be set and modified by the University at any time at its sole and absolute discretion, without input from Contractor.

b. Contractor is not authorized to execute or initial any written contract or agreement or any written commitment; or make any oral representations or commitments which would be binding upon University, without the express written permission of University.

AGENT 2 12/6/13

III. Acceptance of Students.

a. The identity of each prospective student that meets the Student Requirements, together with such student's address, phone number, email address and any other information in the custody or control of Contractor regarding such student shall be provided by Contractor to the University.

b. The acceptance by the University and any prospective student solicited or otherwise identified by Contractor shall be at the sole discretion of University. University is not obligated to accept for admission any prospective student solicited or identified by Contractor.

c. Contractor shall make no promises, representations or guarantees to any prospective student, unless so authorized in writing by University, as to a prospective student's chance for admission, scholarships or other funding, student loans or course of study.

d. The authority of Contractor is strictly limited to the solicitation of prospective students.

IV. Advertising and Promotion.

a. ~~University will furnish to Contractor, at University's sole discretion and at~~ no cost and in reasonable amounts as determined by University, all catalogs, advertising and promotional literature, and other materials when they are issued and made available.

b. Contractor may, at its own cost and expense, create promotional material about the University, provided, however, that Contractor shall not use, disclose, or otherwise disseminate such material without the prior written approval of the University. Contractor shall not use University's name, logo, copyright, trademark, trade name or any near resemblance of such name or trademark which in the opinion of University, would infringe upon or dilute the logos, names and/or trademarks or copyrights of University, or which in the opinion of University bears such near resemblance to any logos, names and/or trademarks or copyrights of University as might deceive prospective students or create confusion, or any other identifying mark on any stationery, documents, or advertising without prior written consent of University.

c. All samples furnished to Contractor remain the property of University and must be returned promptly upon the termination of this Agreement or upon request of University.

d. All advertising placed by Contractor shall be at his sole expense, unless otherwise agreed to in advance by the University.

e. Upon termination of this Agreement, Contractor shall return to University all marketing and advertising materials in whatever form, including materials created by Contractor.

V. Compensation.

a. Contractor's compensation shall be determined strictly on a commission basis, and shall be earned and payable, subject to the provisions of this Agreement, upon satisfaction of all of the following conditions with respect to each student:

i. only for full time students that are not citizens or residents of the United States;

ii. for the first completed application for a particular student received by the University from Contractor;

iii. after such student has been admitted, matriculated, and is attending the University; and

iv. after the time for which such student is or may be entitled, in whole or in part, to a refund from University in accordance with the University's then current refund policy, has expired and a refund, in whole or in part, is not paid by the University.

b. Unless specifically agreed otherwise, during the term of this Agreement, University will pay Contractor as a commission, the amounts as set forth in Exhibit V.a.

c. Commissions shall be paid to Contractor within forty five (45) days after such commission is earned and payable in accordance with Section V.a.

d. Contractor is an independent contractor and will be provided no minimum salary, vacation pay, sick leave or any other fringe benefit.

e. Any and all compensation disputes shall be resolved, after due consideration of evidence and surrounding circumstances, by the University, in University's sole and absolute discretion.

VI. Contractor's Responsibilities.

a. Contractor shall exert his best efforts to promote and market the University and obtain qualified prospective students to apply for admission to the University.

b. Contractor shall furnish monthly reports in reasonable detail to University regarding the current activities of Contractor.

c. Service to University shall include, but shall not be limited to, the following:

i. Communication of University's policies and other applicant information to prospective students.

ii. Prompt handling of inquiries, forwarded by University, if any.

d. Pursuant to the above-stated obligation, Contractor agrees to maintain such records as required by University and to provide all written assurances required by University in connection therewith.

VII. Expenses. Unless agreement with the University is made in advance to the contrary, Contractor shall pay all of his own expenses in connection with the solicitation of prospective students under this Agreement. The only obligation of University is to pay the applicable commission specified in this Agreement.

VIII. University Responsibility to Contractor. University shall furnish the following information and assistance to Contractor, as determined necessary by the University:

a. Information on the University and its programs.

b. Information on new programs, changes or deletions to its programs, prospective student policy changes and other information as determined by the University.

IX. TITLE IV STUDENTS. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT, OR ANY OTHER ARRANGEMENT BETWEEN THE PARTIES, TO THE CONTRARY, CONTRACTOR ACKNOWLDGES AND AGREES THAT CONTRACTOR SHALL NOT SOLICIT OR PRESENT TO UNIVERSITY, NOR WILL CONTRACTOR BE COMPENSATED BY UNIVERSITY IN ANY WAY FOR, ANY STUDENT OR PROSPECTIVE STUDENT THAT IS ELIGIBLE IN WHOLE OR IN PART FOR ANY GRANT, LOAN, SCHOLARSHIP, SUBSIDY, AID OR OTHER ASSISTANCE UNDER ANY PROGRAM AUTHORIZED UNDER TITLE IV OF THE HIGHER EDUCATION ACT OF 1965, AS MAY BE AMENDED FROM TIME TO TIME.

X. Term and Termination.

a. This Agreement shall commence on the Effective Date, and shall remain in effect unless terminated as provided for herein.

b. This Agreement may be terminated by Contractor, without cause, on sixty (60) days prior written notice, or by University, without cause on ten (10) days prior written notice.

c. Notwithstanding anything herein to the contrary, this Agreement may be terminated immediately by University, upon the occurrence of any of the following, as determined by University in its good faith opinion: (i) indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony, violent crime, or a crime involving moral turpitude or similar crime in the jurisdiction in which Contractor is domiciled or performing services on behalf of Contractor; (ii) theft, conversion, embezzlement or misappropriation by Contractor of funds or other assets of University (which, for purposes of this paragraph, shall include any affiliates thereof) or any other act of fraud or dishonesty (including offering, giving, soliciting, or acceptance of any bribes or kickbacks); (iii) Contractor's willful misconduct or gross negligence in the performance of Contractor's duties to University; (iv) Contractor's material failure to perform or habitual neglect of Contractor's duties to University or to follow the lawful directives

of University (other than as a result of death or Disability); (v) an allegation against Contractor of discrimination or sexual harassment; (vi) a breach by Contractor of any of Sections XII, XIII, XIV, XV or XVI of this Agreement; or (vii) a determination by the University that this Agreement could risk University's status as a tax exempt organization under any applicable federal or state law, rule or regulation.

d. Upon termination of this Agreement, all rights and obligations of the parties under this Agreement shall be extinguished except rights and obligations that shall have accrued prior to the effective date of termination (including commissions earned and payable to Contractor) and those surviving termination as otherwise provided in this Agreement.

e. The executory provisions of this Agreement, with or without cause, and all representations and warranties shall survive the consummation of the transactions contemplated by the Agreement. The following sections shall survive termination of this Agreement, regardless of the reason for such termination: V, VII, XI, XII, XIII.

XI. Contractor's Representations and Warranties. Contractor represents and warrants to University, and acknowledging that University will rely on such representations and warranties, that, as of the date of this Agreement, and throughout its term:

a. neither Contractor's duties as an independent contractor of the University nor his performance of this Agreement will breach any other agreement to which Contractor is a party, including without limitation, any agreement or obligation with a current or former employer or any agreement or obligation limiting the use or disclosure of any information acquired by Contractor prior to his appointment by the University.

b. In the course of performing Contractor's work for the University, Contractor will not disclose or make use of any information, documents or materials that Contractor is under any obligation to any other party to maintain in confidence.

c. Contractor shall strictly comply with any and all applicable laws, rules and regulations of the United States, the State of New Jersey, and any country, or region, territory, city, state, political subdivision or jurisdiction thereof in performing or purporting to perform any act arising out of or in connection with this Agreement.

d. Contractor will be certified by the ICEF or similar agency acceptable to University in its sole and absolute discretion.

XII. Indemnification. Contractor agrees to defend, indemnify and hold harmless, University, its agents, and employees against all claims, damages, losses, and expenses, including reasonable attorneys' fees arising out of performance of Contractor's work under this Agreement that are caused in whole or in part by Contractor's act or omission, or that of anyone employed by Contractor for whose acts he may be liable.

XIII. Non-Disparagement. Contractor will not defame or criticize the education, Programs, services, business, integrity, veracity or personal or professional reputation of University and/or its affiliates and its officers, directors, professors, students, managers,

directors, partners, executives or agents thereof in either a professional or personal manner at any time during or following the term of this Agreement.

XIV. Remedies. The parties hereto, recognizing that irreparable injury will result to University, its business and its property in the event of the Contractor's breach of this Agreement, University shall be entitled, in addition to any other remedies at law or in equity and damages available, without posting a bond, to an injunction to restrain the violation of Sections XI, XII, XIII, XIV, XV, XVI and XVIII(b) thereof, by Contractor, his/her partners, agents, servants, employers, employees, and all other persons acting for or in concert with him/her.

XV. Independent Contractor. Contractor is and shall remain an independent contractor and Contractor alone shall be answerable for any loss or damage caused by Contractor or his, her or its employees or agents. Nothing contained in this Agreement is intended to create an agency or employment relationship, joint venture or partnership between the parties. Each party is completely independent of the other and neither party has the power or authority to bind the other or to make any representation on behalf of the other party.

XVI. TIME IS OF THE ESSENCE. With regard to Contractor's obligations hereunder, time is of the essence.

XVII. Notice. All notices , requests, demands, or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage paid, addressed to the party entitled to the receipt of such notice as the address contained in the preamble of this Agreement. Either party may change his address for purposes of this paragraph by giving written notice of such change to the other party in the manner provided in this paragraph. Notice to the University shall be to the attention of the "President".

XVIII. Miscellaneous.

a. Assignment. This Agreement is personal to Contractor and it may not be assigned by Contractor, in whole or in part, without the prior written consent of University.

b. Contractor's Authority. Contractor shall have no right or authority, either express or implied, to assume or create, on behalf of University, any obligation or responsibility of any kind or nature including but not limited to pledge the credit of University or enter into any contract for University, nor does University convey to Contractor any property interest in University's corporate name, trademarks, or patents. Whatever use Contractor makes of the corporate name and/or trademark of University shall be for the exclusive benefit of University.

c. Waiver. Failure on University's part to exercise any rights or privileges granted to it or to insist upon the full performance of all obligations assumed by Contractor shall not be construed as waiving any such rights, privileges, obligations, or duties, or as creating any custom contrary the requirements of this Agreement.

d. Previous Contracts. Any previous employment contracts between University and Contractor, whether written or oral, are, as of the effective date of employment under this Agreement, canceled, revoked and discontinued, but such cancellation shall not affect

any right which has accrued in favor of either party against the other prior to cancellation. Unless expressly referred to and incorporated in it, this Agreement cancels, supersedes and annuls all prior contracts, agreements and understandings between University and Contractor, and there are no representations, promises, agreements or understandings except as stated in this Agreement, all negotiations, representations and understandings being merged in it. No waiver, modification or change of any of the terms of this Agreement or change or erasure of any printed part of this Agreement or addition to it (except filling of blank spaces and lines) will be valid or binding on University unless approved in writing by the authorized officer of University.

XIX. General.

a. Signature of All Parties. This Agreement shall not become effective until it has been executed by all of the parties hereto, but shall be dated for purposes hereof as of the date and year first written above.

b. Governing Law. This Agreement shall be construed under the laws of the State of New Jersey, United States of America, without regard to any conflicts of laws provisions whereof that would require the application of any other law or laws.

c. Jurisdiction. Any dispute, legal action or proceeding (collectively a "**Proceeding**") arising out of or relating to this Agreement shall be brought in the courts of the State of New Jersey, County of Hudson, or, if it has or can acquire jurisdiction, in the United States District Court for the District of New Jersey, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

d. Successors; Assigns. Without intending to waive any provision hereinabove prohibiting the assignment or transfer of the rights contained herein, this Agreement shall be binding upon and inure to the benefit of, respectively, the parties, their successors, legal representatives, grantees and assigns, as applicable and appropriate, of all parties of this Agreement.

e. Construction. The parties have each had the opportunity to have their respective counsel review and negotiate this Agreement to such party's satisfaction. This Agreement shall not be construed more strongly against any party regardless of who was more responsible for its preparation, and the interpretation that any ambiguity shall be construed against the drafter shall not apply.

f. Validity. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable. If any term of this Agreement shall be held to be invalid, illegal or

unenforceable, the validity of the other terms of this Agreement shall in no way be affected thereby.

g. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but each counterpart shall together constitute one and the same instrument. An executed facsimile or electronic copy of this Agreement shall be considered to be an original for all purposes.

h. Attorneys' Fees and Costs. In the event it becomes necessary for either party to seek legal means to enforce the terms of this Agreement, the non-prevailing party will be liable for all reasonable attorneys' fees, paralegal and law clerk fees, sales taxes, travel expenses, deposition costs, expert witness expenses and fees and any other costs of whatever nature reasonably and necessarily incurred by the prevailing party as a necessary incident to the prosecution or defense of such action, or in any post judgment or collection proceeding, including fees and costs incurred in the attempt to recover the amounts due pursuant to this paragraph, plus court costs and applicable sales or use taxes.

i. Bankruptcy. In the event it becomes necessary for either party to institute, defend, appear or attend any Bankruptcy proceedings as a result of the filing of Bankruptcy proceedings by or against the other party, all fees and expenses as delineated above incurred shall be borne by such party and shall become an additional amount due or a set-off against the amounts due under the terms of this Agreement. If either party files a Bankruptcy proceeding or has a Bankruptcy proceeding filed against it the other party shall be entitled to recover all attorneys' and expert witness expenses incurred in connection with any Bankruptcy proceeding, hearing or trial. In the event of a voluntary or involuntary dismissal by or against one party of any actions that have been commenced, the other party shall be deemed the prevailing party for the purposes of this paragraph.

j. Waiver. Each of the parties to this Agreement reserves the right to waive any of the conditions precedent to their respective obligations hereunder. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. All remedies afforded in this Agreement shall be taken and construed as cumulative, this is, in addition to every other remedy provided therein or by law. The failure of either party to enforce at any time any of the provisions of this Agreement, or require payments when due, or to exercise any option which is herein provided, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver or create an estoppel from enforcement of such provisions, nor in any way affect the validity of this Agreement or any part thereof, or the right of either party to thereafter enforce each and every such provision, or to seek relief as a result of the prior breach. Late payments may be accepted for one or any number of occasions without waiver of the right to require all subsequent payments to be made in a timely fashion without prior notice.

k. Entire Agreement. The parties hereto agree that this Agreement and the exhibits attached hereto contains the entire understanding and agreement of the parties, and supersedes any prior agreements, either written or oral, between them.

l. No Representations. The parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this Agreement or any

representations inducing its execution and delivery, except such representations as are specifically set forth in this writing and the parties acknowledge that they have relied on their own judgment in entering into the same. The parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect and that neither of them has relief on such statements or representations in connection with its dealings with the other.

m. Amendment. Any modification or amendments of this Agreement shall be required to be in writing and signed by the parties hereto.

n. Force Majeure. Notwithstanding anything contained in this Agreement to the contrary, if any term or condition of this Agreement is to be performed or observed by any party hereto is rendered impossible of performance or observance due to any cause beyond such party's control, including, without limitation, an act of God, war, civil disturbance, terrorism, fire or casualty, labor dispute or governmental rule, such party, for so long as such condition exists, shall be excused from such performance or observance, provided it takes all appropriately reasonable steps as soon as reasonably practicable upon the termination of such condition to, recommence performance or observance and provided that after thirty (30) days from the onset of the cause, if the party is still unable to perform its obligations hereunder, the other party, may, at its option, terminate this Agreement by written notice to the other to that effect received not less than thirty (30) days prior to the proposed termination date.

o. Severability. In the event of any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid or unenforceable, that portion will be construed as never having been a part of this Agreement. The invalidity or unenforceability of any portion of this Agreement shall not affect any other portions of this Agreement not held invalid or unenforceable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UNIVERSITY:
SAINT PETERS UNIVERSITY

By: JEFFREY HANDLER

Name: [signature]

Title: VP

Designated University Contact Person
Name: LEWIS A. CARDENAS
Title: DEAN OF INTERNATIONAL ENROLLMENT
Phone: 201-761-7115
Email: LCARDENAS@SAINTPETERS.EDU

CONTRACTOR:
America Education Center

By: [signature]

Name: Max R. Chen

Title: President

Designated Agent Contact Person
Name: Ms. Lisa Liu
Title: Vice President, AEC
Phone: 212-825-6437
Email: lisaliuaec@gmail.com

EXHIBIT V.a.
Compensation

I. Undergraduate Programs:

For the first (1st) year of enrollment a commission of $2,500 per semester (fall/spring) will be due to "Contractor" for each student accepted and enrolled in a minimum of twelve (12) credits per term. Payment to "Contractor" will be made forty-five (45) days after the fourth week of classes of each term in which the student is enrolled and the student's account is paid in full for the term. A student's account will be considered paid in full when payment has been received for all tuition, fees, room and board and any and all miscellaneous charges that may be incurred by the student.

II. Graduate Programs:

A commission equal to fifteen percent (15%) of Graduate Tuition will be due to "Contractor" for each student accepted and enrolled in a minimum of nine (9) credits per term. Payment to "Contractor" for each term will be made forty-five (45) days after the fourth week of classes of each term in which the student is enrolled and the student's account is paid in full for the term. A student's account will be considered paid in full when payment has been received for all tuition, fees, room and board and any and all miscellaneous charges that may be incurred by the student.